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                                                                      EXHIBIT 15

To the Directors and Shareholders of
 Dean Witter, Discover & Co.:

        We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Dean Witter, Discover & Co. and subsidiaries as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996, as indicated in our report dated April 30, 1997; because we did not perform an audit, we expressed no opinion on that information.

        We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated by reference in the following Registration Statements of Dean Witter, Discover & Co.:

        Filed on Form S-3:
                Registration Statement No. 33-57202
                Registration Statement No. 33-60734
                Registration Statement No. 33-89748
                Registration Statement No. 33-92172
                Registration Statement No. 333-7947
                Registration Statement No. 333-22409

        Filed on Form S-4:
                Registration Statement No. 333-25003

        Filed on Form S-8:
                Registration Statement No. 33-62374
                Registration Statement No. 33-63024
                Registration Statement No. 33-63026
                Registration Statement No. 33-78038
                Registration Statement No. 33-79516
                Registration Statement No. 33-82240
                Registration Statement No. 33-82242
                Registration Statement No. 33-82244
                Registration Statement No. 333-4212

        We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ DELOITTE & TOUCHE LLP

New York, New York
April 30, 1997